Exhibit 3.1

[FILED STAMP]

CERTIFICATE OF INCORPORATION

OF

FRONTIER TEXAS CORPORATION

FIRST. The name of the corporation is Frontier Texas Corporation.

SECOND. The address of its registered office in the State of Delaware is 1209 Orange Street, Wilmington, Delaware 19801, County of New Castle. The name of its registered agent at such address is The Corporation Trust Company.

THIRD. The purpose of the corporation is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of the State of Delaware.

FOURTH. The total number of shares of stock which the corporation shall have authority to issue is Twenty Million (20,000,000), and the par value of each share, designated as “Common Stock”, is Ten Cents ($0.10), amounting in the aggregate to Two Million Dollars ($2,000,000).

FIFTH. Cumulative voting for the election of directors shall not be permitted.

SIXTH. The number of directors shall be fixed in the manner provided in the By-Laws of the corporation, and until changed in the manner provided in the By-Laws shall be five (5): and the names and mailing addresses of those who are to serve as directors until the first annual meeting of the stockholders, or until their successors be elected and qualified, are as follows:

Name	Address
Larry Thrasher	2828 Diamond Shamrock Tower Dallas, Texas 75201

Robert D. Liscombe	2828 Diamond Shamrock Tower Dallas, Texas 75201

Michael Caolo	Plaza of the Americas South Tower, Suite 2100 Dallas, Texas 75201

Dr. Jack M. Brundertt	617 Durango Circle North Irving, Texas 75062

John B. Tuthill	11745 Valleydale Dallas, Texas 75230

SEVENTH. The board of directors of the corporation shall have power to make, alter or repeal By-Laws of the corporation, subject to such restrictions upon the exercise of such power as may be imposed by the stockholders in any By-Laws adopted by them from time to time.

EIGHTH. The name and mailing address of the incorporator is Larry Thrasher, 2828 Diamond Shamrock Tower, Dallas, Texas 75201.

The undersigned, being the incorporator hereinbefore named, for the purpose of forming a corporation pursuant to the General Corporation Law of the State of Delaware, does make this certificate, hereby declaring and certifying that this is his act and deed and the facts herein stated are true, and accordingly has hereunto set his hand this 12th day of February, 1985.

/s/ Larry Thrasher
Larry Thrasher

THE STATE OF TEXAS	)
)
COUNTY OF DALLAS	)

BE IT REMEMBERED that on this 12th day of February, 1985, personally came before me, a Notary Public for the State of Texas, Larry Thrasher, the person who signed the foregoing certificate of incorporation, known to me personally to be such, and acknowledged the said certificate to be his act and deed and that the facts therein stated are true.

GIVEN UNDER MY HAND AND SEAL of office the day and year aforesaid.

/s/ Barbara Thorn
Notary Public in and for Dallas County, Texas

(SEAL)	BARBARA THORN, Notary Public in and for the State of Texas My commission expires May 4, 1987

My Commission Expires:

5-4-87

[FILED STAMP]

ARTICLES OF AMENDMENT TO THE

CERTIFICATE OF INCORPORATION OF

FRONTIER TEXAS CORPORATION

Pursuant to the provisions of Section 242 of the Delaware General Corporation Law, the undersigned corporation adopts the following Articles of Amendment to its Certificate of Incorporation:

ARTICLE ONE

The name of the corporation is Frontier Texas Corporation.

ARTICLE TWO

The following amendment to the Certificate of Incorporation was adopted by the directors and majority shareholders of the corporation on August 21, 1986 and September 16, 1986, respectively. The amendment, alters the original Certificate of Incorporation. The nature and full text of the amendment is as follows:

Article Eighth is amended by deleting the original Article Eighth and substituting therefor a new Article which shall read in its entirety as follows:

ARTICLE EIGHTH

The corporation shall indemnify the directors and officers to the extent permitted by the Delaware General Corporation Law. A director of the corporation shall not be held personally liable to the corporation or its shareholders for monetary damages for breach of a director’s fiduciary duty of care, except that a director shall continue to be held personally liable for (i) breach of the duty of loyalty, (ii) failure to act in good faith, (iii) engaging in intentional misconduct or knowingly violating a law, (iv) paying a dividend or approving a stock repurchase which was illegal under Delaware law or (v) obtaining an improper personal benefit. A director’s personal liability for violation of the federal securities laws and for any act or omission occurring prior to the date this provision becomes effective, and the availability of equitable remedies for breach of a director’s fiduciary duty shall not be limited by this Article in any way.

ARTICLE THREE

Original Article Eighth of the Certificate of Incorporation shall be renumbered Article Ninth, but shall not be changed in any other manner.

ARTICLE FOUR

The amendments stated herein do not effect a change in the amount of stated capital of the corporation.

Dated as of this 18th day of September, 1986.

FRONTIER TEXAS CORPORATION

By:	/s/ Larry Thrasher
Larry Thrasher, President

ATTEST: By:	/s/ Marietta Allen
Marietta Allen, Secretary

THE STATE OF TEXAS	§
§
COUNTY OF DALLAS	§

BEFORE ME, a notary public, on this day personally appeared Larry Thrasher, known to me to be the President of Frontier Texas Corporation and the person whose name is subscribed to the foregoing instrument, and, being by me first duly sworn, declared that the statements therein contained are true and correct.

GIVEN UNDER MY HAND AND SEAL OF OFFICE this 18th day of September, 1986.

[SEAL]

/s/ Beverly Johnson
Notary Public in and for the State of Texas

Printed Name of Notary

Beverly Johnson

My Commission Expires :

March 22,1989

[FILED STAMP]

CERTIFICATE OF OWNERSHIP AND MERGER

MERGING

INTERNATIONAL METAL CO., AN OKLAHOMA CORPORATION

INTO

FRONTIER TEXAS CORPORATION, A DELAWARE CORPORATION

(PURSUANT TO SECTION 253 OF THE

GENERAL CORPORATION LAW OF DELAWARE)

Frontier Texas Corporation, a corporation incorporated on the fourteenth day of February, 1985, pursuant to the provisions of the General Corporation Law of the State of Delaware does hereby certify that it owns at least ninety percent (90%) of the outstanding shares of each class of capital stock of International Metal Co., a corporation incorporated under the laws of the State of Oklahoma, and that it, pursuant to resolutions of the Board of Directors, duly adopted by the unanimous written consent of the members thereof on October 3, 1988, determined to and did merge into itself International Metal Co., an Oklahoma corporation, which resolutions are in the following words, to wit:

WHEREAS, Frontier Texas Corporation (“Frontier”) is a corporation duly organized and validly existing under the laws of the State of Delaware; and

WHEREAS, International Metal Co. (“IMCO”) is a corporation duly organized and validly existing under the laws of the State of Oklahoma; and

WHEREAS, the undersigned directors deem it to be in the best interests of Frontier and IMCO to merge IMCO with and into Frontier pursuant to a Plan and Agreement of Merger (the “Merger Agreement”); now, therefore, be it

RESOLVED, that the form, terms and provisions of the Merger Agreement be, and the same hereby are, approved and adopted in all respects and that, pursuant to such Merger Agreement, IMCO merge with and into Frontier (the “Merger”), with the result that Frontier will be the surviving corporation; and

FURTHER RESOLVED, that each share of the Common Stock of IMCO issued and outstanding immediately prior to the Merger pursuant to the terms of the Merger Agreement shall be converted into 68,222 shares of the Common Stock of Frontier; provided, however, that each share of the Common Stock of IMCO held by Frontier shall be cancelled; and

FURTHER RESOLVED, that the President or a Vice President and the Secretary or any Assistant Secretary of Frontier be, and they hereby are, authorized, empowered and directed, for and in the name and on behalf of Frontier, to execute the Merger Agreement, any Certificate of Merger and the Certificate of Ownership and Merger in the form any such officer shall deem appropriate and any other certificates, articles, instruments and other documents in form and substance as any such officer shall deem appropriate, all as may be required by the laws of the States of Delaware and Oklahoma, to waive any and all conditions and to do all things necessary or helpful to carry out the purposes of the foregoing resolutions and the Merger Agreement adopted thereby, and all acts and deeds of the officers and agents of Frontier which are consistent with the purposes and intent of the above resolutions shall be, and the same hereby are, in all respects, ratified, approved, confirmed and adopted as the acts and deeds of Frontier; and

FURTHER RESOLVED, that the Certificate of Incorporation of Frontier, upon consummation of the Merger shall be amended to change the name of Frontier to “IMCO Recycling Inc.,” and that the President or a Vice President and the Secretary or any Assistant Secretary of Frontier be, and they hereby are, authorized, empowered and directed, for and in the name of and on behalf of Frontier, to take any and all actions any such officer shall deem appropriate in order to effectuate the aforementioned Merger and related transactions, and all acts and deeds of the officers and agents of Frontier which are consistent with the purpose and intent of this resolution shall be, and the same hereby are, in all respects ratified, approved, confirmed and adopted as the acts and deeds of Frontier.

IN WITNESS WHEREOF, Frontier Texas Corporation has caused this Certificate to be signed by its President and attested by its Secretary, and its corporate seal to be affixed, the 3rd day of October, 1988.

By:	/s/ Ralph L. Cheek
Ralph L. Cheek, President

ATTEST:

/s/ Paul V. Dufour
Paul V. Dufour, Secretary

(Seal)

STATE OF DELAWARE SECRETARY OF STATE DIVISION OF CORPORATIONS FILED 12:10 PM 05/07/1991 911275200 - 2055006

CERTIFICATE OF AMENDMENT

OF

CERTIFICATE OF INCORPORATION

OF

IMCO RECYCLING INC.

IMCO RECYCLING INC., a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware (the “Company”), DOES HEREBY CERTIFY:

FIRST: That at a meeting of the Board of Directors of the Company, resolutions were duly adopted setting forth a proposed amendment to the Certificate of Incorporation of the Company, declaring such amendment to be advisable and directing that the proposed amendment be submitted to the stockholders of the Company for their consideration and approval at the next annual meeting of the stockholders. The resolutions setting forth the proposed amendment are as follows:

FURTHER RESOLVED, that the Board of Directors of the Company declares it advisable to adopt an amendment providing for the authorization for issue of up to 8,000,000 shares of Preferred Stock, par value $0.10 per share, upon the determination of the Board of Directors (the “Amendment”), to Article FOURTH of the Certificate of Incorporation of the Company so that such Article FOURTH shall read in its entirety as follows:

“FOURTH: The total number of shares of stock which the Corporation shall have authority to issue is 28,000,000, 8,000,000 of such shares to be classified as preferred stock (the “Preferred Stock”), par value $0.10 per share, and 20,000,000 of such shares to be classified as common stock (the “Common Stock”), par value $0.10 per share.

The designations and the powers, preferences, rights, qualifications, limitations, and restrictions of the Preferred Stock and the Common Stock of the Corporation are as follows:

A.	Provisions Relating to the Preferred Stock.

1. The Preferred Stock may be issued from time to time in one or more series, the shares of each series to have such designations and powers, preferences, rights, qualifications, limitations, and restrictions thereof as are stated and expressed herein and in the resolution or resolutions providing for the issue of such series adopted by the Board of Directors of the Corporation as hereafter prescribed.

2. Authority is hereby expressly granted to and vested in the Board of Directors of the Corporation to authorize the issuance of the Preferred Stock from time to time in one or more series, and with respect to each series of the Preferred Stock, to fix and state by the resolution or resolutions from time to time adopted providing for the issuance thereof the following:

(i) whether or not shares of a series shall have voting rights, full, special, or limited, or shall be without voting rights, and whether or not the holders of such shares are to be entitled to vote as a separate class either alone or together with the holders of one or more other classes or series of stock;

(ii) the number of shares to constitute the series and the designations thereof;

(iii) the preferences, and relative, participating, optional, or other special rights, if any, and the qualifications, limitations, or restrictions thereof, if any, with respect to any series;

(iv) whether or not the shares of any series shall be redeemable at the option of the Corporation or the holders thereof or upon the happening of any specified event, and, if redeemable, the redemption price or prices (which may be payable in the form of cash, notes, securities, or other property), and the time or times at which, and the terms and conditions upon which, such shares shall be redeemable and the manner of redemption;

(v) whether or not the shares of a series shall be subject to the operation of retirement or sinking funds to be applied to the purchase or redemption of such shares for retirement, and, if such retirement or sinking fund or funds are to be established, the annual amount thereof, and the terms and provisions relative to the operation thereof;

(vi) the dividend rate, whether dividends are payable in cash, stock of the Corporation, or other property, the conditions upon which and the times when such dividends are payable, the preference to or the relation to the payment of dividends payable on any other class or classes or series of stock, whether or not such dividends shall be cumulative or noncumulative, and if cumulative, the date or dates from which such dividends shall accumulate;

(vii) the preferences, if any, and the amounts thereof which the holders of shares of any series shall be entitled to receive upon the voluntary or involuntary dissolution of, or upon any distribution of the assets of, the Corporation;

(viii) whether or not the shares of any series shall be entitled to the benefit of conditions and restrictions upon the creation of indebtedness of the Corporation or any subsidiary of the Corporation, upon the issue of any additional stock (including, without limitation, additional shares of such series or of any other class or series) and upon the payment of dividends or the making of other distributions on, and the purchase, redemption or other acquisition by the Corporation or any subsidiary of the Corporation of, any outstanding stock of the Corporation;

(ix) whether or not the shares of any series, at the option of the Corporation or the holders thereof or upon the happening of any specified event, shall be convertible into or exchangeable for the shares of any other class or classes or of any other series of the same or any other class or classes of stock, securities, or other property of the Corporation and the conversion price or prices or ratio or ratios or the rate or rates at which such exchange may be made, with such adjustments, if any, as shall be stated and expressed or provided for in such resolution or resolutions; and

(x) such other special rights and protective provisions with respect to any series as the Board of Directors of the Corporation may deem advisable.

3. The shares of each series of the Preferred Stock may vary from the shares of any other class or series in any or all of the foregoing respects. The Board of Directors of the Corporation may increase the number of shares of the Preferred Stock designated for any existing series (but not above the total number of authorized shares of the class) by a resolution adding to such series authorized and unissued shares of the Preferred Stock not designated for any other series. The Board of Directors of the Corporation may decrease the number of shares of the Preferred Stock designated for any existing series (but not below the number of shares thereof then outstanding) by a resolution, subtracting from such series unissued shares of the Preferred Stock designated for such series, and the shares so subtracted shall become authorized, unissued, and undesignated shares of the Preferred Stock.

B.	Provisions Relating to the Common Stock.

1. Except as otherwise required by law, and subject to any special voting rights which may be conferred upon any class or series of stock of the Corporation, each holder of Common Stock shall be entitled to one vote for each share of the Common Stock standing in such holder’s name on the records of the Corporation on each matter submitted to a vote of the stockholders.

2. Subject to the rights of the holders of any class or series of stock of the Corporation, the holders of the Common Stock shall be entitled to receive when, as, and if declared by the Board of Directors of the Corporation, out of funds legally available therefor, dividends payable in cash, stock, or otherwise.

3. Upon any liquidation, dissolution, or winding up of the Corporation, whether voluntary or involuntary, and after the holders of any class or series of stock of the Corporation having a preference over the Common Stock with respect to distributions of assets upon any such liquidation, distribution or winding up, and any bonds, debentures, or other obligations of the Corporation shall have been paid in full the amounts to which they shall be entitled (if any), or a sum sufficient for such payment in full shall have been set aside, the remaining net assets of the Corporation shall be distributed pro rata to the holders of the Common Stock, to the exclusion of the holders of shares of any other class or series of stock and any bonds, debentures, or other obligations of the Corporation.”

SECOND: That thereafter, an annual meeting of the stockholders of the Company was duly called and held upon notice in accordance with Section 222 of the General Corporation Law of the State of Delaware, and the necessary number of shares as required by statute were voted in favor of the amendment.

THIRD: That such amendment was duly adopted in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware.

IN WITNESS WHEREOF, the Company has caused this Certificate to be signed by Ralph L. Cheek, its President and Chief Executive Officer, and attested by Paul V. Dufour, its Secretary, this 7 day of May, 1991.

IMCO RECYCLING INC.

By:	/s/ Ralph L. Cheek
Ralph L. Cheek,
President and Chief Executive Officer

ATTEST:

By:	/s/ Paul V. Dufour
Paul V. Dufour,
Secretary

STATE OF DELAWARE SECRETARY OF STATE DIVISION OF CORPORATIONS FILED 12:30 PM 05/08/1992 921295170 - 2055006

CERTIFICATE OF AMENDMENT

OF

CERTIFICATE OF INCORPORATION

OF

IMCO RECYCLING INC.

IMCO RECYCLING INC., a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware (the “Company”), DOES HEREBY CERTIFY:

FIRST: That at a meeting of the Board of Directors of the Company, resolutions were duly adopted setting forth proposed amendments to the Certificate of Incorporation of the Company, declaring such amendments to be advisable and directing that the proposed amendments be submitted to the stockholders of the Company for their consideration and approval at the next annual meeting of the stockholders. The resolutions setting forth the proposed amendments are as follows:

RESOLVED, that the Board of Directors of the Company declares it advisable to adopt amendments to Articles Sixth and Seventh of the Company’s Certificate of Incorporation (the “Amendments”), so that Articles Sixth and Seventh shall read in their entirety as follows:

“SIXTH. The number of directors which shall constitute the whole Board of Directors shall be not less than three and shall be fixed from time to time exclusively by the Board of Directors pursuant to a resolution adopted by a majority of the total number of authorized directors (whether or not there exist any vacancies in the previously authorized directorships at the time any such resolution is presented to the Board of Directors for adoption). At the Annual Meeting of Stockholders at which this Article is adopted, the directors shall be divided into three classes, designated

Class I, Class II, and Class III (which at all times shall be as nearly equal in number as possible), with the term of office of Class III directors to expire at the 1993 Annual Meeting of Stockholders, the term of office of Class II directors to expire at the 1994 Annual Meeting of Stockholders, and the term of office of class I directors to expire at the 1995 Annual Meeting of stockholders. At each annual meeting of stockholders following such initial classification and election, directors elected to succeed those directors whose terms expire shall be elected for a term of office to expire at the third succeeding annual meeting of stockholders after their election.

Subject to the right of the holders of any particular class or series of capital stock of the Corporation entitled to vote generally in the election of directors (hereinafter referred to as the “Voting Stock”) then outstanding, any director, or the entire Board of Directors, may be removed from office at any time, with or without cause, but only by the affirmative vote of the holders of at least a majority of the voting power of all of the then-outstanding shares of the Voting Stock, voting together as a single class.

Subject to the rights of the holders of any class or series of the Voting Stock then outstanding, newly created directorships resulting from any increase in the authorized number of directors or any vacancies on the Board of Directors resulting from death, resignation, retirement, disqualification, removal from office or other cause may be filled by a majority vote of the directors then in office, though less than a quorum, and directors so chosen shall hold office for a term expiring at the annual meeting of stockholders at which the term of office of the class to which they have been elected expires. No decrease in the number of authorized directors constituting the entire Board of Directors shall shorten the term of any incumbent director.

Notwithstanding the foregoing, whenever the holders of any series of the Preferred Stock shall have the right to elect directors at an annual or special meeting of stockholders, the election, term of office, filling of vacancies, and other features of such directorships shall be governed by the terms of this Certificate of Incorporation applicable thereto, or the resolution or resolutions of the Board of Directors relating to the issuance of such series of Preferred Stock, and such directors so elected shall not be divided into classes pursuant to this Article unless expressly provided by such terms or such resolution or resolutions.

Notwithstanding any other provisions of this Certificate of Incorporation or any provision of law which might otherwise permit a lesser vote or no vote, but in addition to any affirmative vote of the holders of any particular class or series of Voting Stock required by law or this Certificate of Incorporation or the resolution or resolutions of the Board of Directors relating to the issuance thereof, the affirmative vote of the holders of at least 60% of the voting power of all of the then-outstanding shares of the Voting Stock, voting together as a single class, shall be required to alter, amend, repeal, or adopt any provision inconsistent with this Article SIXTH.

SEVENTH. The Board of Directors of the Corporation shall have the power to make, alter or repeal By-Laws of the Corporation, subject to such restrictions upon the exercise of such power as may be imposed by the stockholders in any By-Laws adopted by them from time to time. Notwithstanding the foregoing and anything contained in this Certificate of Incorporation to the contrary, Sections 2, 4 and 5 of Article III of the By-Laws shall not be amended or repealed and no provision inconsistent therewith shall be adopted without the affirmative vote of the holders of at least 60% of the voting power of all of the then-outstanding shares of Voting stock, voting together as a single class. Notwithstanding anything contained in this Certificate of Incorporation to the contrary, the affirmative vote of the holders of at least 60% of the voting power of the then-outstanding shares of Voting Stock, voting together as a single class, shall be required to alter, amend, repeal or adopt any provision inconsistent with or repeal this Article SEVENTH.”

SECOND: That thereafter, an annual meeting of the stockholders of the Company was duly called and held upon notice in accordance with Section 222 of the General

Corporation Law of the State of Delaware, and the necessary number of shares as required by statute were voted in favor of the amendments.

THIRD: That such amendments were duly adopted in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware.

* * * * *

IN WITNESS WHEREOF, the Company has caused this Certificate to be signed by Ralph L. Cheek, its President and Chief Executive Officer, and attested by Paul V. Dufour, its Secretary, this      day of May, 1992.

IMCO RECYCLING INC.

By:	/s/ Ralph L. Cheek
Ralph L. Cheek, President and Chief Executive Officer

ATTEST:

By:	/s/ Paul V. Dufour
Paul V. Dufour, Secretary

STATE OF DELAWARE SECRETARY OF STATE DIVISION OF CORPORATIONS FILED 12:00 PM 12/31/1997 971455482 - 2055006

CERTIFICATE OF OWNERSHIP AND MERGER

merging

PHOENIX SMELTING CORPORATION, a Georgia corporation

with and into

IMCO RECYCLING INC., Delaware corporation

IMCO Recycling Inc., a Delaware corporation (“Parent”), does hereby certify the following in accordance with Section 253 of the Delaware General Corporation Law:

(i) that Parent owns all of the outstanding capital stock of Phoenix Smelting Corporation, a Georgia corporation (“Subsidiary”); and

(ii) that the Board of Directors of Parent, by resolution adopted at a duly called meeting on December 19, 1997, unanimously determined to, and effective upon the filing of this Certificate of Ownership and Merger with the Secretary of State of the State of Delaware do, merge Subsidiary into Parent. A copy of the resolution is attached hereto as Exhibit A.

The Parent has caused this Certificate of Ownership and Merger to be executed by its Vice President and Treasurer effective as of January 1, 1998.

IMCO RECYCLING. INC.

By:	/s/ James B. Walburg
James B. Walburg,
Vice President and Treasurer

EXHIBIT A

The following resolutions were adopted at a duly called meeting of the Board of Directors of IMCO Recycling Inc., a Delaware corporation, on December 19, 1997:

WHEREAS, IMCO Recycling Inc. ( the “Company”) owns all of the issued and outstanding stock of Phoenix Smelting Corporation (“Subsidiary”) and desires to merge Subsidiary with and into the Company;

NOW THEREFORE, BE IT RESOLVED, that effective as of January 1,1998, Subsidiary merge (the “Merger”) with and into the Company, and the Company shall be the surviving corporation (the “Surviving Corporation”) pursuant to the General Corporation Law of the State of Delaware and the Georgia Business Corporation Code; and be it

FURTHER RESOLVED, that the Certificate of Incorporation of the Company shall constitute the Certificate of Incorporation, as amended, of the Surviving Corporation; and the Bylaws of the Company shall constitute the Bylaws of the Surviving Corporation; and be it

FURTHER RESOLVED, that, pursuant to Georgia law, a Plan of Merger, in substantially the form as attached hereto as Exhibit “A”, is hereby approved and adopted.

FURTHER RESOLVED, that the directors and officers of the surviving Corporation shall be the directors and officer of the Company immediately prior to the Merger; and such directors and officers shall hold their respective positions until their successors shall have been duly elected and qualified; and be it

FURTHER RESOLVED, that upon the effective date of the Merger each share of the issued and outstanding capital stock of Subsidiary shall be canceled and no consideration shall be exchanged therefor, and each share of the capital stock of the Company outstanding immediately prior to the Merger, by virtue of the Merger and without any action on the part of the holders thereof, shall represent one share of the Surviving Corporation having, in each case, the same voting powers, designations, limitations and restrictions thereof, as such share shall have immediately prior to the Merger under the Certificate of Incorporation of the Company; and be it

FURTHER RESOLVED, that at any time prior to the filing of the Certificate of Ownership and Merger with the Secretary of State of Delaware, the Board of Directors of the Company or any duly authorized committee thereof may determine not to effect the Merger; and be it

FURTHER RESOLVED, that the President or any Vice President of the Company be, and they hereby are, severally authorized and directed to make and execute, in the name and on behalf of the Company, and to file in the proper public offices, a Certificate of Ownership and Merger setting forth a copy of these Resolutions; and be it

FURTHER RESOLVED, that the President or any Vice President of the Company, be and they hereby are, severally authorized and directed to take such Further action and to execute such certificates and other documents as they, in their discretion, shall deem necessary or advisable to consummate the Merger and effect the foregoing revolutions.

EXHIBIT “A”

PLAN OF MERGER

OF

PHOENIX SMELTING CORPORATION

INTO

IMCO RECYCLING INC.

THIS PLAN OF MERGER made and entered into as of this the 30th day of December, 1997, between Phoenix Smelting Corporation (“Phoenix”), a Georgia corporation, and IMCO Recycling Inc. (“IMCO”), a Delaware corporation.

WHEREAS, the Directors of lMCO believe that it is in the best interest of IMCO to merge its wholly-owned subsidiary, Phoenix, with and into IMCO.

NOW, THEREFORE, in consideration of the promises and undertakings as hereinafter contained, the parties do hereby covenant and agree as follows:

I.	The merger of Phoenix into IMCO shall be effective upon the 1st day of January, 1998 at 12:01 A.M. CST (the “Effective Date”).

II.	On the Effective Date, Phoenix shall be merged with and into IMCO thereby transferring to IMCO all the assets of Phoenix, subject to all of Phoenix’s liabilities and obligations, which liabilities and obligations IMCO shall assume, in complete cancellation of all the common stock of Phoenix.

III.	On the Effective Date, the corporate existence of Phoenix shall cease and the existence of IMCO as the surviving entity shall continue.

IV.	Following the merger, the name of IMCO shall be IMCO Recycling Inc.

V.	Upon the Effective Date of the Merger, all issued and outstanding shares of common stock of Phoenix shall automatically and by operation of law be canceled and the certificate(s) evidencing ownership of such shares shall be void and of no further effect.

IN WITNESS WHEREOF the undersigned has executed this Agreement to be effective as of the day and year first above written.

IMCO RECYCLING INC.

By:	/s/ James B. Walburg
Name:	James B. Walburg
Title:	Vice President and Treasurer

PHOENIX SMELTING CORPORATION

By:	/s/ James B. Walburg
Name:	James B. Walburg
Title:	Vice President and Treasurer

STATE OF DELAWARE SECRETARY OF STATE DIVISION OF CORPORATIONS FILED 09:00 AM 03/31/1998 981124670 - 2055006

CERTIFICATE OF OWNERSHIP AND MERGER

merging

IMCO RECYCLING OF ILLINOIS INC., a Delaware corporation

with and into

IMCO RECYCLING INC., a Delaware corporation

IMCO Recycling Inc., a Delaware corporation (“Parent”), does hereby certify the following in accordance with Section 253 of the Delaware General Corporation Law:

(i) that Parent owns all of the outstanding capital stock of IMCO Recycling of Illinois Inc., a Delaware corporation (“Subsidiary”); and

(ii) that the Board of Directors of Parent, by resolution adopted at a duly called meeting on February 25, 1998, unanimously determined to, and effective upon the filing of this Certificate of Ownership and Merger with the Secretary of State of the State of Delaware do, merge Subsidiary into Parent. A copy of the resolution is attached hereto as Exhibit A.

The Parent has caused this Certificate of Ownership and Merger to be executed by its Vice President and Treasurer effective as of March 31,1998.

IMCO RECYCLING INC.

By:	/s/ James B. Walburg
James B. Walburg
Vice President and Treasurer

EXHIBIT A

The following resolutions were adopted at a duly called meeting of the Board of Directors of IMCO Recycling Inc., a Delaware corporation, on February 25, 1998:

“WHEREAS, IMCO Recycling Inc. (the “Company”) owns all of the issued and outstanding stock of IMCO Recycling of Illinois Inc. (“Subsidiary”) and desires to merge Subsidiary with and into the Company;

NOW THEREFORE, BE IT RESOLVED, that, effective as of April 1, 1998, Subsidiary merge (the “Merger”) with and into the Company, and the Company shall be the surviving corporation (the “Surviving Corporation”) pursuant to the General Corporation Law of the State of Delaware; and be it

FURTHER RESOLVED, that the Certificate of Incorporation of the Company shall constitute the Certificate of Incorporation, as amended, of the Surviving Corporation; and the Bylaws of the Company shall constitute the Bylaws of the Surviving Corporation; and be it

FURTHER RESOLVED, that the directors and officers of the Surviving Corporation shall be the directors and officers of the Company immediately prior to the Merger; and such directors and officers shall hold their respective positions until their successors shall have been duly elected and qualified; and be it

FURTHER RESOLVED, that upon the effective date of the Merger each share of the issued and outstanding capital stock of Subsidiary shall be canceled and no consideration shall be exchanged therefor, and each share of the capital stock of the Company outstanding immediately prior to the Merger, by virtue of the Merger and without any action on the part of the holders thereof, shall represent one share of the Surviving Corporation having, in each case, the same voting powers, designations, limitations and restrictions thereof, as such share shall have immediately prior to the Merger under the Certificate of Incorporation of the Company; and be it

FURTHER RESOLVED, that at any time prior to the filing of the Certificate of Ownership and Merger with the Secretary of State of Delaware, the Board of Directors of the Company or any duly authorized committee thereof may determine not to effect the Merger; and be it

FURTHER RESOLVED, that the President or any Vice President of the Company be, and they hereby are, severally authorized and directed to make and execute, in the name and on behalf of the Company, and to file in the proper public offices, a Certificate of Ownership and Merger setting forth a copy of these resolutions; and be it

FURTHER RESOLVED, that the President or any Vice President of the Company be, and they hereby are, severally authorized and directed to take such further action and to execute such certificates and other documents as they, in their discretion, shall deem necessary or advisable to consummate the Merger and effect the foregoing resolutions.”

STATE OF DELAWARE SECRETARY OF STATE DIVISION OF CORPORATIONS FILED 05:00 PM 05/13/1998 981184579 - 2055006

CERTIFICATE OF AMENDMENT

TO THE

CERTIFICATE OF INCORPORATION

OF

IMCO RECYCLING INC.

IMCO Recycling Inc., a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware (the “Corporation”),

DOES HEREBY CERTIFY: That the following amendment of the Certificate of Incorporation of the Corporation was duly adopted in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware:

The first paragraph of Article FOURTH of the Corporation’s Certificate of Incorporation be amended so that, as amended, the first paragraph of Article FOURTH shall be and read as follows:

“FOURTH: The total number of shares of stock which the Corporation shall have authority to issue is 48,000,000,8,000,000 of such shares to be classified as preferred stock (the “Preferred Stock”), par value $0.10 per share, and 40,000,000 of such shares to be classified as common stock (the “Common Stock”), par value $0.10 per share.”

IN WITNESS WHEREOF, the Corporation has caused this certificate to be signed by Paul V. Dufour, its duly authorized officer, on May 13,1998.

IMCO RECYCLING INC.

By:	/s/ Paul V. Dufour
Paul V. Dufour
Executive Vice President, Chief
Financial Officer and Secretary

IMCO RECYCLING INC.

Certificate of Amendment

to

Certificate of Incorporation

IMCO Recycling Inc., a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware (the “Company”), does hereby certify:

FIRST: That the Board of Directors of the Company, at a meeting held October 6, 2004, unanimously adopted a resolution proposing and declaring advisable the following amendment to the Certificate of Incorporation of the Company:

Fourth: The total number of shares of stock which the Corporation shall have authority to issue is 88,000,000, 8,000,000 of such shares to be classified as preferred stock (the “Preferred Stock”), par value $0.10 per share, and 80,000,000 of such shares to be classified as common stock (the “Common Stock”), par value $0.10 per share.

SECOND: That at a Special Meeting of Stockholders held on December 8, 2004, the holders of a majority of all the outstanding stock entitled to vote on such amendment have given their approval to such amendment in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware.

THIRD: That the aforesaid amendment was duly adopted in accordance with the applicable provisions of Section 242 of the General Corporation Law of the State of Delaware.

IN WITNESS WHEREOF, the Company has caused this Certificate to be signed by Jeffrey S. Mecom, its Vice President, Legal and Secretary, this 9th day of December, 2004.

IMCO RECYCLING INC.

By:	/S/ Jeffrey S. Mecom
Name:	Jeffrey S. Mecom
Title:	Vice President, Legal and Secretary

CERTIFICATE OF OWNERSHIP AND MERGER

MERGING

IMCO RECYCLING ESCROW INC.

WITH AND INTO

IMCO RECYCLING INC.

(Pursuant to Section 253 of the General Corporation

Law of the State of Delaware)

IMCO Recycling Inc., a corporation duly organized and existing under and by virtue of the General Corporation Law of the State of Delaware, does hereby certify:

FIRST: That IMCO Recycling Inc. (the “Company”) and IMCO Recycling Escrow Inc. (“Escrow Inc.”) are corporations duly organized and existing under and by virtue of the General Corporation Law of the State of Delaware.

SECOND: That the Company owns all of the issued and outstanding shares of the capital stock of Escrow Inc.

THIRD: That the board of directors of the Company adopted the following resolutions at a meeting held on September 19, 2004, and that such resolutions have not been rescinded and are in full force and effect on the date hereof:

RESOLVED, that in connection with the Merger, the Board of Directors of the Company deems it advisable and in the best interest of the Company to merge Escrow Inc. with and into the Company, with the Company being the surviving corporation; and

RESOLVED, that the Authorized Officers be, and hereby are, and each of them hereby is, authorized to execute and deliver, in the name and on behalf of the Company, the Supplemental Indenture in the form attached as an Exhibit to the Escrow Agreement (the “Supplemental Indenture”) and to adopt, ratify and be bound by the terms of the Indenture and any other amendments or supplements to the Indenture, in each case with such changes therein and additions thereto as the executing officer shall approve, such approval being conclusively evidenced by his execution thereof; and

RESOLVED, that the Authorized Officers be, and hereby are, and each of them hereby is, authorized to execute and deliver, in the name and on behalf of the Company, the Assumption Agreement in the form attached as an Exhibit to the Escrow Agreement (the “Assumption Agreement”), with such changes therein and additions thereto as the executing officer shall approve, such approval being conclusively evidenced by his execution thereof; and

RESOLVED, that Escrow Inc. be merged with and into the Company, pursuant to Section 253 of the General Corporation Law of the State of Delaware; and that the Company succeed to and possess all the rights and assets of Escrow Inc. and be subject to all of the liabilities and obligations of Escrow Inc.; and

RESOLVED, that the Certificate of Incorporation of the Company shall be the Certificate of Incorporation of the surviving corporation; and

RESOLVED, that the bylaws of the Company shall be the bylaws of the surviving corporation; and

RESOLVED, that each share of common stock, $1.00 par value per share, of Escrow Inc. issued and outstanding immediately prior to the effective date of the merger shall upon the effective date and by virtue of the merger, be canceled without payment therefore; and

RESOLVED, that the merger shall become effective on the date the Company files a Certificate of Ownership and Merger with respect to such merger with the Secretary of State of the State of Delaware; and

RESOLVED, that the appropriate officers of the Company are hereby authorized and empowered to file the necessary documents with the Secretary of State of the State of Delaware, to incur the necessary expenses therefore and to take, or cause to be taken, all such further action and to execute and deliver or cause to be executed and delivered, in the name and on behalf of the Company, all such further instruments and documents as any such officer may deem to be necessary or advisable in order to effect the purpose and intent of the foregoing resolutions and to be in the best interests of the Company (as conclusively evidenced by the taking of such action or the execution and delivery of such instruments and documents, as the case may be, by or under the direction of any such officer); and

RESOLVED, that the prior actions of the officers and directors of the Company in undertaking to carry out the transactions contemplated by the foregoing resolutions be, and the same hereby are, in all respects, approved, adopted, ratified and confirmed.

FOURTH: Anything herein or elsewhere to the contrary notwithstanding, this merger may be amended or terminated and abandoned by the Board of Directors of the Company at any time prior to the time that this Certificate of Ownership and Merger filed with the Secretary of State of Delaware becomes effective.

IN WITNESS WHEREOF, the Company has caused this Certificate to be signed by its duly authorized officer this 9th day of December, 2004.

IMCO RECYCLING INC.

By:	/s/ Jeffrey S. Mecom
Name:	Jeffrey S. Mecom
Title:	Vice President, Legal and Secretary

CERTIFICATE OF OWNERSHIP AND MERGER

MERGING

ALERIS INTERNATIONAL, INC.

INTO

IMCO RECYCLING INC.

(Pursuant to Section 253 of the General Corporation

Law of the State of Delaware)

IMCO Recycling Inc., a corporation duly organized and existing under and by virtue of the General Corporation Law of the State of Delaware, does hereby certify:

FIRST: That IMCO Recycling Inc. (the “Company”) was incorporated on the 14th day of February, 1985, pursuant to the General Corporation Law of the State of Delaware.

SECOND: That the Company owns all of the issued and outstanding shares of the capital stock of Aleris International, Inc. (“Aleris”), a corporation incorporated on the 26th day of October, 2004, pursuant to the General Corporation Law of the State of Delaware.

THIRD: That the board of directors of the Company adopted the following resolutions at a meeting held on December 7, 2004, and that such resolutions have not been rescinded and are in full force and effect on the date hereof:

RESOLVED, that IMCO Recycling Inc. merge, and it hereby does merge into itself Aleris International, Inc. and assumes all of its obligations;

FURTHER RESOLVED, that the merger shall be effective upon the date of filing with the Secretary of State of Delaware;

FURTHER RESOLVED, that the proper officer of this corporation be and he or she is hereby directed to make and execute a Certificate of Ownership and Merger setting forth a copy of the resolutions to merge said Aleris International, Inc. and assume its liabilities and obligations, and the date of adoption thereof, and to cause the same to be filed with the Secretary of State and to do all acts and things whatsoever, whether within or without the State of Delaware, which may be in anywise necessary or proper to effect said merger;

FURTHER RESOLVED, that, upon effectiveness of the merger, the Company’s corporate name shall be changed to Aleris International, Inc. and Article First of the Certificate of Incorporation, as amended, of this corporation shall be amended and restated in its entirety to read as follows:

Article First. The name of the corporation is Aleris International, Inc.

FOURTH: Anything herein or elsewhere to the contrary notwithstanding, this merger may be amended or terminated and abandoned by the Board of Directors of the Company at any time prior to the time that this Certificate of Ownership and Merger filed with the Secretary of State of Delaware becomes effective.

IT WITNESS WHEREOF, the Company has caused this Certificate to be signed by its duly authorized officer this 9th day of December, 2004.

IMCO RECYCLING INC.

By:	/s/ Paul V. Dufour
Name:	Paul V. Dufour
Title:	Executive Vice President